EXHIBIT 23

                         CONSENT OF PRICE WATERHOUSE LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1997, which appears on page F-2 of InTime Systems International, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996.




/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Atlanta, Georgia
April 14, 1997